UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2009

SECURE AMERICA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33743	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 North Glebe Road, Suite 550
Arlington, VA 22201
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 6, 2009, the Board of Directors (“Board”) of Secure America Acquisition Corporation (the “Corporation”) approved an amendment to the Corporation’s Bylaws fixing the number of directors that shall constitute the Board at five and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Corporation to amend such amended provision at any time prior to consummation by the Corporation of a business combination (as described more fully in the Corporation’s final prospectus, dated October 23, 2007, relating to its initial public offering). Amendment No. 2 to the Corporation’s Bylaws, as approved by the Corporation’s Board and effective on April 6, 2009, is attached hereto as Exhibit 3.1.

Item 8.01                      Other Events.

On April 7, 2009, the Corporation issued a press release, a copy of which is attached as Exhibit 99.1, announcing the amendment of the Corporation’s Bylaws.

Item 9.01                      Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Amendment No. 2 to Bylaws of the Corporation, effective as of April 6, 2009.

99.1	Press Release issued on April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE AMERICA ACQUISITION CORPORATION

/s/ C. Thomas McMillen
C. Thomas McMillen
Chairman and Co-Chief Executive Officer

Dated:  April 7, 2009